FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) of the
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) February 4, 2000
                                                          ----------------

                             COSO ENERGY DEVELOPERS
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
                          -----------------------------
                          (State or Other Jurisdiction
                               of Incorporation)

      333-83815                                               94-3071296
 --------------------                                     -------------------
(Commission File No.)                                    (IRS Employer
                                                          Identification No.)

     1114 Avenue of the Americas, 41st Floor, New York, New York 10036-7790
    ------------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code    (212) 921-9099
                                                      ---------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    Other Events

                  Coso Finance Partners (the "Navy I partnership"), Coso Energy Developers (the "BLM partnership"), Coso Power Developers (the "Navy II partnership", and, together with the BLM partnership and the Navy I partnership, the "Coso partnerships"), each an affiliate of Caithness Coso Funding Corp., have entered into confidential settlement agreements with mutual releases of the parties thereto with no admission of liability, to resolve the following litigation proceedings involving the Coso partnerships: the Edison litigation, the Dow litigation and the Fuji litigation. The Edison litigation, the settlement of which is subject to California Public Utilities Commission ("CPUC") approval, involved, among other things, claims by Southern California Edison Company and its affiliates ("Edison") of surreptitious venting of certain non-condensable gases, claims for other damages and various cross-claims made by the Coso partnerships and their affiliates. The Dow litigation involved claims for damages incurred by the BLM partnership prior to 1998 as a result of problems associated with the installation by the Dow Chemical Company in 1992 of a hydrogen sulfide abatement system at the BLM partnership's project. The Fuji litigation involved a breach of warranty claim related to the Coso partnerships' eight geothermal turbine rotors purchased from Fuji Electric Co. and its affiliates.

                  The aggregate financial result of the settlements described above (subject, in case of the Edison settlement, to CPUC approval) will not have a material financial effect on Caithness Coso Funding Corp.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     COSO ENERGY DEVELOPERS
                                                     a California corporation

                                              By:   /s/ Christopher T. McCallion
                                                   -----------------------------
                                                    Christopher T. McCallion
                                                    Executive Vice President and
                                                    Chief Financial Officer

Dated:   February 23, 2000